RE:    GAS SALE AGREEMENT


The following sets forth the Agreement between Cascade Natural Gas Corporation ("Buyer") and Mobil Natural Gas Inc. ("Seller") respecting the sale of gas by Seller to Buyer during the term hereof.

1.      DEFINITIONS

  "Business Day" is defined in paragraph 8(b)(ii)(A);
  "Commodity Charge" is defined in Clause 6;
  "Contract Year" is defined in Clause 2;
  "Northwest" is defined as Northwest Pipeline Corporation or its successors; "Point of Delivery" is defined in Clause 5;
  "Term" is defined in Clause 2;

2.      TERM

  The term of this Agreement shall be from November 1, 1993 at 0800 Pacific Time to November 1, 1995 at 0800 Pacific Time (such period of time being the "Term"). Within this Term, each Contract Year will extend from November 1st of each year through October 31st of the following year.

3.      QUANTITY

  Subject to Clauses 7 and 14 hereof, Seller agrees to sell and deliver to Buyer during the Term of this contract a Maximum Daily Quantity ("MDQ") of up to 10,000 MMbtu's per day.

  Subject to Clauses 6(2)(B), 8 and 14 hereof, Buyer agrees to purchase and take from Seller a minimum of 85% of the MDQ on a monthly basis.

4.      QUALITY AND MEASUREMENT

  (a) The gas to be delivered hereunder shall meet Westcoast Energy Inc. ("Westcoast") or Northwest minimum quality specifications, as applicable, as set forth in applicable agreements and tariff provisions.

  (b) The measurement of the gross heating value of the gas delivered shall be as determined by Westcoast or Northwest, as applicable, at the Point of Delivery (defined below).

5.      POINT OF DELIVERY

  Title to and risk of loss of gas delivered hereunder shall pass from Seller to Buyer at either (a) Cascade Natural Gas Corporation/Westcoast interconnect; or (b) the Westcoast/Northwest Pipeline Corporation interconnect at the international border located at Huntingdon, British Columbia/Sumas, Washington. Buyer shall give notice of its choice of (a) or
  (b) prior to commencement of the Term, and shall give notice of any change prior to Pipeline Carrier's deadline for nominations.

6.      PRICE

  The Price for gas delivered pursuant to Clauses 3, 4, and 5 at the Point of Delivery shall be comprised of the following components:

     (i)   A Demand Charge;
     (ii)  A Commodity Charge; and
     (iii) A Reservation Fee.

     The three components are defined as follows:

     1.   Demand Charge

     The Demand Charge for gas delivered hereunder shall be the total of Westcoast's charges, which are approved by the National Energy Board from time to time, for the gathering, processing at 15.5% gas content, and transportation demand and commodity tolls, times the MDQ.

     2.   Commodity Charge

     The Commodity Charge shall be equal to the Commodity Price, in $U.S. per MMbtu, times the number of MMbtu nominated by Buyer and delivered by Seller to Buyer in each month. The Commodity Price is comprised of the following components:

     (A)  The Commodity Price shall be equal to the Market Price, defined in
          (B) below, less the Demand Charge.

     (B)  The Market Price shall be equal to:

          (i) In the first Contract Year, [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] US/MMBTU. Under this pricing arrangement, Buyer must purchase 10,000 MMBTU/D at 100% load factor;

          (ii) In the second Contract Year, Buyer and Seller will negotiate a new Market Price. Either of the following options are available:

               (a) A fixed price to be agreed upon by July 30, 1994, which will be based upon the average of the current prices in effect at the time of commitment for natural gas futures contracts for the twelve forward months corresponding to that second Contract Year, as reported by the New York Mercantile Exchange. Under this option, Buyer must purchase 10,000 MMbtu/d at 100% load factor.

               (b) The Inside F.E.R.C. Index, which shall be determined monthly as the spot price for gas delivered into the Northwest Pipeline Corporation - Canadian Border, as reported in the publication "Inside F.E.R.C.'s Gas Market Report" (McGraw Hill) under the heading of "Index", for the first Day of the Month of deliveries or the earliest Day in that Month for which such prices are reported;

3.   Reservation Fee

The Reservation Fee shall be equal to [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] of the Market Price times the MDQ, [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] times the number of days in the month.

7.   SELLER'S OBLIGATION

     (a) Over the Term of this Agreement, Seller shall (subject to Force Majeure as defined in Clause 14, and to Sub clause 7[b] below), use its reasonable efforts to deliver gas at the Point(s) of Delivery designated in Clause 5, at daily rates stipulated in Clause 3 and Sub clause 7 (b) hereof.

     (b) (i) In the event of a supply failure not attributable to Force Majeure, if Seller fails to tender at the Point(s) of Delivery a quantity of gas within ten percent (10%) of the MDQ (herein called the "Daily Operating Tolerance") {and such failure is not attributable to an event of Force Majeure, as defined in Clause 14 hereof}, Seller shall pay damages for such failure. Such damages shall comprise an amount calculated by multiplying the quantity of gas purchased by Buyer to replace the gas not supplied by Seller by the difference between (1) the costs Buyer paid for replacement gas delivered to the Point(s) of Delivery; and (2) the costs Buyer would have paid for gas hereunder delivered to the Point(s) of Delivery. Buyer agrees to act in good faith in the event of such a failure to deliver gas, by first seeking to purchase the least expensive substitute gas available when so doing will minimize Seller's obligation to Buyer under Clause 3 and this Sub clause 7 (b) hereof, while taking into consideration availability and reliability of alternate supplies available to be delivered at the Point(s) of Delivery.

          (ii) If however, any shortfall of delivery by Seller does not result in Buyer's receiving less gas than Buyer nominated for, but rather results in an imbalance under Buyer's transportation agreement(s), Seller shall have no obligation to pay damages for such shortfall; provided that Seller, upon written demand and after having failed to make up such imbalance within the maximum period prescribed in Buyer's transportation agreement(s), shall reimburse Buyer for any imbalance penalties caused by Seller's shortfall and paid by Buyer under its transportation agreement(s).

          (iii) Should either Buyer or Seller become aware that actual deliveries at the Point(s) of Delivery are greater or less than the amount nominated by Buyer (herein called "Purchase Quantity"), and should such variance be outside of the Daily Operating Tolerance, such party shall notify the other party's dispatcher by telephone immediately. Seller shall have no obligation to pay damages or reimburse imbalance penalties to the extent that the shortfall is attributable to any period in which the Seller was not aware that deliveries were not equal to the Purchase Quantity, provided that the variance occurred through no fault of the Seller, and provided that the Seller acted prudently to determine whether deliveries were equal to the Purchase Quantity. Further, Seller shall have no obligation to pay damages to the extent that such shortfall is excused by Seller's Force Majeure (as defined in Clause 14 hereof), or an act or omission of Buyer or Buyer's transporter.

          (iv) In no event shall Seller's obligation to pay damages exceed [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] U.S. payable under this Agreement.

          (v) The remedy prescribed in this Subclause 7(b) shall be the sole and exclusive remedy for the Seller's failure to supply gas under this Agreement. Buyer's written demand for damages or for reimbursements for pipeline penalties must be received by Seller within sixty (60) days after the end of the month for which such are claimed, or Buyer shall be deemed to have waived any right to seek damages or reimbursements with respect to such month.

          (vi) If at any time during the Term of this Agreement, the damages due and payable under this Sub clause 7(b) equal the maximum amount of damages that may be claimed by Buyer, Buyer may at any time thereafter terminate this Agreement effective five (5) business days after Seller's receipt of Buyer's written notice of such election.

          (vii) It is expressly understood and agreed that Seller is not committing or dedicating any specific reserves or sources of gas to the performance of its obligations under this Agreement.

8.   BUYER'S OBLIGATION

     (a) Except in the event of Force Majeure (as defined in Clause 14 hereof) Buyer shall receive and purchase all gas nominated by Buyer and tendered by Seller, not to exceed the MDQ, each day during the Term hereof.

     (b) (i) Buyer, by 8:00 a.m. Pacific time , four (4) Business Days (as hereinafter defined) prior to the end of the month, shall advise Seller or its designee of the daily quantities the Buyer desires Seller to deliver or cause to be delivered during the following month, commencing at 8:00 a.m. Pacific time on the first day of the following month. Buyer shall nominate from 85% to 100% of the MDQ, but must request the same quantity for delivery each day of the month.

          (ii) As used herein, the expression "Business Day" shall mean any day other than a Saturday, Sunday or a day that is recognized as a legal holiday by the jurisdiction in which the Point(s) of Delivery or the office of either the Buyer or the Seller is located.

     (c) Should Buyer fail to purchase during any month a quantity of gas equal to or greater than 85% of the MDQ multiplied by the number of days in such month ("Monthly Contract Quantity" or "MCQ"), Buyer shall pay to Seller in the following month, and immediately after delivery of an invoice therefor, a penalty charge in an amount determined by multiplying $0.30 US per MMbtu by the difference between 85% of the MCQ and the total quantities actually purchased and taken by Buyer during that month. However, Buyer shall have no obligation to pay such penalty charge to the extent that such shortfall is excused by [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED], or an act or omission of Seller or Seller's Transporter.

     (d) The remedy prescribed under this Clause 8 shall be the sole and exclusive remedy of Seller for Buyer's failure to purchase gas under this Agreement.

9.   WARRANTY OF TITLE

     Seller warrants, at the time of delivery, Seller's title to all gas delivered, and that such gas will be free from liens, claims or encumbrances. Seller indemnifies Buyer against any direct loss, damage or expense Buyer may sustain from a claim involving gas sold hereunder relating to the foregoing warranty or as to events or occurrences prior to its delivery at the Sales Point(s). Buyer agrees to indemnify Seller against any direct loss, damage, or expense Seller may sustain from a claim involving gas sold hereunder relating to events or occurrences at or after its delivery at the Sales Point(s).

10.  TRANSPORTATION

     The gas to be delivered under this Agreement (up to the MDQ) to Buyer will be delivered under Seller's transportation arrangements on Westcoast, as well as under transportation agreements with other shippers on Westcoast's system. Such transportation agreements shall mean the necessary arrangements and agreements which have been made or may be made by Seller in order to make delivery on a firm basis of the gas from its source to the Point of Delivery for the full term under this Agreement.

11.  IMBALANCES

     (a) Any penalties payable to Westcoast or Northwest for any reason including but not limited to failure to purchase gas nominated or a failure to supply gas so nominated, shall be borne (or reimbursed if it has been charged to the other party) by the party causing that penalty to be incurred. If both parties have caused the penalty to be incurred, the penalty shall be allocated based on each party's proportional share of causation. Nothing in this Clause 11 waives or compromises either party's right to contest or defend any proposed penalty assessed by Westcoast or Northwest.

     (b) A party shall notify the other party as soon as reasonably possible of any notice received from Westcoast or Northwest that indicates that an imbalance exists which may give rise to a penalty. The parties agree to cooperate to adjust their gas deliveries or nominations as necessary to avoid or minimize penalties.

12.  TERMS OF PAYMENT AND AUDIT

     (a) On or before the eighteenth day of each month during the Term of this Agreement, Seller shall render to Buyer a statement setting forth the quantity of gas delivered hereunder during the preceding month, the heating value thereof, the price therefor, and the total amount payable to Seller. Buyer agrees to pay Seller the total amount shown on each such invoice on or before the twenty-fifth (25th) day of the month following the month of delivery of the gas by wire transfer to the account stipulated in Clause 13(b). In the event that such twenty - fifth day is not a Business Day, Buyer agrees to make such payment on the first Business Day preceding such twenty-fifth day.

     (b) Payments not received by Seller or by Buyer, as the case may be, by the stipulated date shall bear interest, at the receiving party's discretion, at an annual rate of two percent (2%) above the prime lending rate charged to the best commercial customer as the "prime rate" of the New York office of Citibank, N.A., calculated daily both before and after judgement from the date such unpaid amount is due hereinafter until the date it is actually paid to the receiving party.

     (c) If failure to pay by Buyer continues for ten (10) days beyond the date upon which payment was due, Seller, in addition to all other remedies, may suspend deliveries and/or terminate the Agreement; provided however, in order to terminate the Agreement, Seller must give Buyer fifteen (15) days notice in writing prior to exercising such right.

     (d) If, as a result of any adjustment to an invoice, a payment is required, then the party against whom the adjustment was made shall forthwith pay to the other party the amount thereof, which shall be no later than the twenty-fifth (25th) day of the month following the invoice adjustment.

     (e) Upon prior written notice, either party hereto shall have the right at all times during normal business hours to audit those accounts, books, records and charts of the other party which are necessary to verify the accuracy of any statement, charge, computation or demand made under or pursuant to this Agreement. Any error or discrepancy in charts or statements furnished pursuant hereto shall be promptly reported to the other party and proper adjustment thereof shall be made in the next billing and payment after final determination of the correct volumes or amounts involved; provided however, that if no such errors or discrepancies are reported within two (2) years from the end of the gas supply period in which such errors or discrepancies occurred, the same shall be conclusively deemed to be correct.

13.  NOTICES AND PAYMENTS

     (a) Every notice, request, nomination, change, statement, invoice or other document required or permitted to be given hereunder shall be in writing and each of them and every payment provided for herein shall be personally delivered, sent by prepaid registered mail or sent by prepaid fax, or other telecommunication addressed as follows:

          BUYER: Cascade Natural Gas Corporation
               222 Fairview Avenue North
               Seattle, Washington 98109

               Attention: Vice President Gas Supply
               Phone:     (206) 624-3900
               (206)      624-7215

          SELLER:

          Contract Matters              Dispatching Matters

          Mobil Natural Gas Inc.        Mobil Natural Gas Inc.
          12450 Greenspoint Drive       12450 Greenspoint Drive
          Houston, Texas 77060-1991     Houston, Texas 77060-1991
          U.S.A.                        U.S.A.

          Attention:     Sales          Attention: Gas Control
                         Representative            Coordinator
          Phone:         (403)260-7538  Phone:     (403) 260-4271
          Fax:           (403) 260-7559 Fax:       (403) 260-7369



       Any notice may be given by personal delivery or by mailing the same, postage prepaid, in an envelope properly addressed to the party to whom the notice is to be given and shall be deemed to have been received five
       (5) business days after the mailing thereof, Saturdays, Sundays and statutory holidays excepted. Any notice may also be given by prepaid fax, or other telecommunication addressed to the person to whom such notice is to be given at such persons's address for notice as set forth above, and any notice so given shall be deemed to have been received on the first business day following the day it was dispatched. Any notice may also be given by telephone followed immediately by letter, fax or other telecommunication and any notice shall be deemed to have been received as of the date and time of the telephone notice. In the event of disruption of regular mail, every payment shall be personally delivered or communicated by fax, and every notice, request, demand, statement, bill or other document shall be given by one of the alternative means set out herein.

  (b) Any payment by Buyer to Seller shall be made by wire transfer to the following account: Pittsburgh National Bank: ABA #043000096; Mobil Account No. 1-182862.

14.    FORCE MAJEURE

  1.   Definition

  Subject to the other provisions of this clause, if either party is unable by reason of Force Majeure, as hereinafter described, to perform in whole or in part any obligation or covenant set forth hereunder, the obligations of both parties under this Agreement will be suspended to the extent necessary for the period of such Force Majeure condition.

  (a)  For the purposes of this Agreement, Force Majeure will include:

       (i) any acts of God, including without restricting the generality thereof, lightning, earthquakes, storms, epidemics, landslides, floods, fires, explosions or washouts;

       (ii) any strikes, lockouts or other industrial disturbance;

       (iii) any acts of the Government's enemies, sabotage,wars, blockades, insurrections, riots, civil disturbances, arrests or restraints;

       (iv) any freezing of wells or delivery facilities, hydrate obstruction of lines or pipes, well blowouts, craterings, inability to obtain pipe, materials or equipment, breakages of or accidents to machinery or lines of pipe;

       (v) any orders of any court or government authority having or purporting to have jurisdiction;

       (vi) any acts or omissions (including failure to take gas) of a transporter of gas to or for Seller, which are caused by any event or occurrence of the nature described in subclause (i) to (v); and

       (vii) any other causes, whether of the kind herein enumerated or otherwise, not within the control of the party claiming suspension and which, by the exercise of due diligence, such party could not have prevented or is unable to overcome.

       (viii)    [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED]


  (b)  Force Majeure will not include:

       (i) failure caused by the party claiming suspension having failed to commence to remedy the condition, and to resume the performance of such covenants or obligations, with reasonable dispatch by taking - reasonable acts within its control;

       (ii) failure that was caused by lack of funds;


       (iii) failure that was caused by the negligence of the party claiming suspension;

  2.   Termination If Extended Force Majeure

       In the event that, due to Force Majeure, Seller fails to deliver or
       Buyer fails to take all or a substantial par of the gas required hereunder, for a period of [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED] the party not invoking Force Majeure may, at its option, and without waiving any right to receive payments under this Contract, terminate the Contract upon thirty (30) days written notice.

  3.   Claiming Relief

       (a) A party claiming relief under this article will not be entitled to the benefit of the above provisions unless, as soon as possible after determining that the occurrence was in the nature of Force Majeure and would affect the claiming party's ability to observe or perform any of its covenants or obligations hereunder, the party claiming suspension gives to the other party notice to the effect that such party is unable, by reason of Force Majeure, to perform the particular covenants or obligations.

       (b) The party claiming suspension will give notice as soon as possible after the Force Majeure condition is remedied, to the effect that the same has been remedied and that such party has resumed, or is then in a position to resume, the performance of such covenants or obligations.

  4.   Labour Disputes

  Notwithstanding anything to the contrary in this clause, expressed or implied, the settlement of strikes, lockouts and other industrial disturbances will be entirely within the discretion of the party involved therein and such party may make settlement thereof at such time and on such terms and conditions as it may deem advisable and no delay in making such settlement will deprive such party of the benefit of the foregoing provisions.

15.    LAWS AND REGULATORY BODIES

  (a) This Agreement and the rights and obligations of the parties are subject to all present and future valid laws, rules, regulations and orders of any legislative body or duly constituted governmental or regulatory authority now or hereafter having jurisdiction or purporting to have jurisdiction over this Agreement and the sale and purchase of gas hereunder.

  (b) This Agreement shall be interpreted and construed in accordance with the laws of the State of Washington, without recourse to the rules of conflict of laws, and the parties agree to accept the jurisdiction of the courts of Washington and all courts of appeal therefrom for the purpose of the interpretation, construction and enforcement of this Agreement. The Parties expressly exclude the operation of the United Nations Convention on Contracts for the International Sale of Goods.

16.    ASSIGNMENT

  This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns. The rights and obligations of either party may not be assigned except with the prior written consent of the other party, which consent shall not be withheld unreasonably. Either party may pledge such rights to a lender, provided that such lender agrees in writing to be bound by the obligations hereunder to the other party.

17.    CONFIDENTIALITY

  Buyer and Seller agree that the terms of this Agreement and any resulting transaction shall be kept strictly confidential, except to the extent required by applicable law, and except to the extent either party is required to disclose pertinent information concerning this Agreement to lenders, underwriters or regulators within the normal course of business and except for the release of a mutually agreeable summary of contract terms. If either party makes such disclosure, it shall advise the lenders, underwriters or regulators that the information discussed is strictly confidential.

18.    INFORMATIONAL REQUIREMENTS

  Seller and Buyer agree to provide the other party with any information that may be reasonably necessary to comply with any regulatory filing requirements. Such information shall be kept strictly confidential, subject to Clause 17, by the other party and used only to comply with said requirements.

19.    REGULATORY AUTHORIZATIONS

  Seller shall acquire and maintain all permits, licenses and approvals required by Canadian Regulatory authorities relating to the sale and movement of gas sold hereunder.

20.    CURRENCY

  All sums of money to be paid or calculated hereunder will be paid or calculated in United States currency.

21.    NONWAIVER

  Except as otherwise provided herein, the failure of either party to exercise any right granted it hereunder shall neither impair nor be construed as a waiver of such party's rights hereunder which are exercisable at any subsequent time or times.

22.    RENEWAL

  In the event that neither party has defaulted hereunder, the parties agree to enter into good faith negotiations from June 1, 1995 - August 31, 1995 to extend the term of this Agreement for a length of time and at a price mutually agreeable to both parties. In the event the parties are unable to reach an agreement, this Agreement shall automatically terminate on October 31, 1995.

23.    ENTIRE AGREEMENT

  This document constitutes the entire Agreement between the parties with respect to the subject matter of this Agreement. No promises, agreements or warranties additional to this Agreement will be deemed to be a part of this Agreement, nor will any alteration, amendment or modification be effective unless confirmed in writing and executed by both parties.

24.    EQUAL OPPORTUNITY CLAUSE

  During the performance of this contract, the Seller agrees as follows:

1. The Seller will not discriminate against any employer or applicant for employment because of race, colour, religion, sex, or national origin. The Seller will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, colour, religion, sex, or national origin. Such action shall include, but not be limited to the following: Employment, upgrading, demotion, or transfer, recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship.

2. The Seller will comply with all provisions of Executive Order 11246 of September 24, 1965, and the rules, regulations, and relevant orders of the Secretary of Labour.

3. The Seller will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by the rules, regulations, and orders of the Secretary of Labour, or pursuant thereto, and will permit access to his books, records, and accounts by the contracting agency and the Secretary of Labour for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

4. In the event of the Seller's noncompliance with the nondiscrimination clauses of this contract or with any of such rules, regulations, or orders, this contract may be cancelled, terminated or suspended in whole or in part and the Seller may be declared ineligible for further Government contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order 11246 of September 24, 1965, or by rule, regulation, or order of the Secretary of Labour, or as otherwise provided by law.

If you are in agreement with the foregoing, please sign both copies where noted and return one copy to our office for further handling.


                              Yours very truly,

                              MOBIL NATURAL GAS INC.


                              Per: /s/
                                        Vice President
                              by Power of Attorney


AGREED TO THIS  2nd  DAY OF

  December  , 1993.


CASCADE NATURAL GAS CORPORATION



Per:   /s/   King Oberg
     (Authorized Signatory)

     King Oberg
     Vice President, Gas Supply



THIS IS THE SIGNATURE PAGE TO A GAS SALE AGREEMENT BETWEEN CASCADE NATURAL GAS CORPORATION AND MOBIL NATURAL GAS INC. DATED AS OF NOVEMBER 1, 1993.

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